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                            CAMBRIDGE HOLDINGS, LTD.
                        OFFER TO PURCHASE FOR CASH UP TO
                      1,200,000 SHARES OF ITS COMMON STOCK
                          AT A PURCHASE PRICE OF $0.45

                THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS
          EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON DECEMBER 28, 1998
                          UNLESS THE OFFER IS EXTENDED

To Our Clients:

         Enclosed for your consideration are the Offer to Purchase, dated November 24, 1998, and the related Letter of Transmittal (which together constitute the "Offer") in connection with the Offer by Cambridge Holdings, Ltd., a Colorado corporation (the "Company"), to purchase 1,200,000 shares (or such lesser number of shares as are properly tendered and not withdrawn) of its $.025 par value Common Stock (the "Shares") at $0.45 per Share in cash, upon the terms and subject to the conditions set forth in the Offer (the "Purchase Price").

         If the number of Shares validly tendered and not withdrawn on or prior to the Expiration Date is less than or equal to 1,200,000 Shares (or such greater number of Shares as the Company may elect to purchase pursuant to the Offer), the Company will, upon the terms and subject to the conditions of the Offer, purchase at the Purchase Price all Shares so tendered.

         Upon the terms and subject to the conditions of the Offer, if at the Expiration Date more than 1,200,000 Shares (or such greater number of Shares as the Company may elect to purchase) are properly tendered at the Purchase Price and not withdrawn, the Company will buy Shares first from Odd Lot Holders (as defined in the Offer to Purchase) who properly tender all their Shares and then on a pro rata basis from all other shareholders who properly tender Shares (and do not withdraw them prior to the Expiration Date). SEE Sections 1 and 3 of the Offer to Purchase.

         We are the owner of record of Shares held for your account. As such, we are the only ones who can tender your Shares, and then only pursuant to your instructions. WE ARE SENDING YOU THE LETTER OF TRANSMITTAL FOR YOUR INFORMATION ONLY; YOU CANNOT USE IT TO TENDER SHARES WE HOLD FOR YOUR ACCOUNT.

         Please instruct us as to whether you wish us to tender any or all of the Shares we hold for your account on the terms and subject to the conditions of the Offer.

         We call your attention to the following:

         1. You may tender Shares at the price of $0.45 per Share as indicated in the attached Instruction form, net to you in cash.

         2. The Offer is not conditioned on any minimum number of Shares being tendered. The Offer is, however, subject to certain other conditions set forth in the Offer to Purchase.

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         3.       The Offer, proration period and withdrawal rights will expire at 5:00 P.M., New York City time, on December 28, 1998, unless the Company extends the Offer.

         4. The Offer is for 1,200,000 Shares, constituting approximately 35.2% of the Shares outstanding as of November 24, 1998.

         5. Tendering shareholders who are registered holders will not be obligated to pay any brokerage commissions or solicitation fees to the Tender Agent or the Company.

         6. If you held beneficially or of record, as of the close of business on November 23, 1998 and continue to hold as of the Expiration Date, an aggregate of fewer than 100 Shares, and you instruct us to tender on your behalf all such Shares before the Expiration Date and check the box captioned "Odd Lots" in the attached Instruction form, the Company, upon the terms and subject to the conditions of the Offer, will accept all such Shares for purchase before proration, if any, of the purchase of other Shares properly tendered.

         If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. An envelope to return your Instruction Form to us is enclosed. If you authorize us to tender your Shares, we will tender all such Shares unless you specify otherwise on the attached Instruction Form.

         YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF ON OR BEFORE THE EXPIRATION DATE OF THE OFFER. THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON DECEMBER 28, 1998, UNLESS THE COMPANY EXTENDS THE OFFER.

         As described in Section 1 of the Offer to Purchase, if more than 1,200,000 Shares (or such greater number of Shares as the Company may elect to purchase) have been properly tendered and not withdrawn prior to the Expiration Date, the Company will purchase tendered Shares on the basis set forth below:

         (a) first, all Shares tendered and not withdrawn prior to the Expiration Date by any Odd Lot Holder (as defined in the Offer to Purchase) who:

                  (1) tenders all Shares owned beneficially or of record by such Odd Lot Holder (tenders of less than all Shares owned by such shareholder will not qualify for this preference); and

                  (2) completes the box captioned "Odd Lots" on the Letter of Transmittal and if applicable on the Notice of Guaranteed Delivery; and


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         (b)      second, after purchase of all of the foregoing Shares, all other Shares properly tendered and not withdrawn prior to the Expiration Date on a pro rata basis (with appropriate adjustments to avoid purchases of fractional Shares) as described in Section 1 of the Offer to Purchase.

         The Offer is being made to all holders of Shares. The Company is not aware of any jurisdiction where the making of the Offer is not in compliance with applicable law. If the Company becomes aware of any jurisdiction where the making of the Offer is not in compliance with any valid applicable law, the Company will make a good faith effort to comply with such law. If, after such good faith effort, the Company cannot comply with such law, the Offer will not be made to, nor will tenders be accepted from or on behalf of, the holders of Shares residing in such jurisdiction. In any jurisdiction the securities or blue sky laws of which require the Offer to be made by a licensed broker or dealer, the Offer is being made on the Company's behalf by one or more registered brokers or dealers licensed under the law of such jurisdiction.


                                INSTRUCTION FORM
            INSTRUCTIONS FOR TENDER OF SHARES OF CAMBRIDGE HOLDINGS, LTD.

         Please tender to Cambridge Holdings, Ltd. (the "Company"), on (our)
(my) behalf, the number of Shares indicated below, which are beneficially owned by (us) (me) and registered in your name, upon terms and subject to the conditions contained in the Offer to Purchase of the Company dated November 24, 1998, and the related Letter of Transmittal, the receipt of both of which is acknowledged.

                           NUMBER OF SHARES TO BE TENDERED:            SHARES
--------------------------------------------------------------------------------
                                    ODD LOTS

[ ] By checking this box the undersigned represents that the undersigned owned beneficially or of record as of the close of business on November 23, 1998, and continues to own beneficially or of record as of the Expiration Date, an aggregate of fewer than 100 Shares and is tendering all of such Shares.

         THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE OPTION AND RISK OF THE TENDERING SHAREHOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

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         THE BOARD OF DIRECTORS OF THE COMPANY HAS APPROVED THE OFFER.
HOWEVER, NEITHER THE COMPANY NOR ITS BOARD OF DIRECTORS MAKES ANY RECOMMENDATION TO SHAREHOLDERS AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING THEIR SHARES. EACH SHAREHOLDER MUST MAKE THE DECISION WHETHER TO TENDER SHARES AND, IF SO, HOW MANY SHARES AND AT WHAT PRICE OR PRICES SHARES SHOULD BE TENDERED.


Signature(s)                                       Address
            --------------------------------              ----------------------

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                                                        (Including Zip Code)

Name(s)                                            Area Code/Phone No.
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                   (Please Print)                  Date:
                                                        ------------------------

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(Taxpayer Identification or Social Security
Number)


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